                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Hall, Kinion & Associates, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                             [LOGO OF HALL KINION]

                        HALL, KINION & ASSOCIATES, INC.
                         185 Berry Street, Suite 4600
                            San Francisco, CA 94107

                                April 12, 2001

TO THE STOCKHOLDERS OF HALL, KINION & ASSOCIATES, INC.

Dear Stockholder:

   You are cordially invited to attend the annual meeting of stockholders (including any adjournments or reschedulings thereof, the "Annual Meeting") of Hall, Kinion & Associates, Inc. (the "Company") which will be held at the Fairmont Hotel, 950 Mason Street, San Francisco, California, on May 10, 2001, at 10:00 a.m. Pacific time.

   Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

   It is important that your shares be represented and voted at the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

   On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          Brenda C. Rhodes
                                          Chief Executive Officer and Chairman
                                           of the Board

                             [LOGO OF HALL KINION]

                        HALL, KINION & ASSOCIATES, INC.
                         185 Berry Street, Suite 4600
                            San Francisco, CA 94107

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD May 10, 2001

   The annual meeting of the stockholders (including any adjournments or rescheduling thereof, the "Annual Meeting") of Hall, Kinion & Associates, Inc. (the "Company"), will be held on Thursday, May 10, 2001, at 10:00 a.m. Pacific time at the Fairmont Hotel, 950 Mason Street, San Francisco, California, for the following purposes:

  1. To elect three directors of the Board of Directors to serve until the 2004 Annual Meeting or until their successors have been duly elected and qualified;

  2. To consider a proposal to ratify the appointment of Deloitte & Touche LLP as the independent accountants of the Company for the fiscal year ending December 30, 2001; and

  3. To transact such other business as may properly come before the Annual Meeting.

   Stockholders of record at the close of business on March 30, 2001 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or reschedulings thereof. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at the principal office of the Company.

                                          By order of the Board of Directors,

                                          MARTIN A. KROPELNICKI
                                          Secretary

San Francisco, California
April 12, 2001


                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE ANNUAL MEETING.

                        HALL, KINION & ASSOCIATES, INC.
                         185 Berry Street, Suite 4600
                            San Francisco, CA 94107

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

   The accompanying proxy is solicited by the Board of Directors of Hall, Kinion & Associates, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders (including any adjournments or reschedulings thereof, the "Annual Meeting") to be held Thursday, May 10, 2001, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is April 12, 2001, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                              PURPOSE OF MEETING

   The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

   The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On March 30, 2001, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 13,198,501 shares of Common Stock outstanding. Each stockholder of record on March 30, 2001 is entitled to one vote for each share of Common Stock held by each stockholder. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Quorum Required

   The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

   Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The three nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted towards a nominee's total. Stockholders may not cumulate votes in the election of directors.

   Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 30, 2001, requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast whether affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

                              GENERAL INFORMATION

   Annual Report. An annual report for the fiscal year ended December 31, 2000 is enclosed with this Proxy Statement.

   Voting Securities. Only stockholders of record as of the close of business on March 30, 2001 will be entitled to vote at the Annual Meeting and any adjournment thereof. As of that date, there were 13,198,501 shares of Common Stock of the Company, par value $0.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. Shares of Common Stock may not be voted cumulatively. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

   Solicitation of Proxies. The cost of soliciting proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders, will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

   Voting of Proxies. All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person. A majority of the shares of Common Stock of the Company present at the Annual Meeting, in person or by proxy, whether or not constituting a quorum, may vote to, or the Company's Board in its discretion may, adjourn the Annual Meeting from time to time without further notice, including for the purpose of soliciting additional proxies. Proxies containing a vote against the proposals presented in this Proxy Statement will not be used to vote in favor of any such adjournment.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

   The Company has a classified Board of Directors that currently consists of three Class I (Herbert I. Finkelman, Jack F. Jenkins-Stark, and Michael C. Stein), one Class II director (Todd J. Kinion), and two Class III directors (Brenda C. Rhodes and Jon H. Rowberry), who have been elected to serve until the Annual Meetings of Stockholders to be held in 2004, 2002 and 2003, respectively, and until their respective successors are duly elected and qualified. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed any directors whose terms expire on the Annual Meeting of Stockholders date. The directors who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of March 30, 2001, their positions and offices held with the Company and certain biographical information are set forth below. Each Nominee for election has agreed to serve if elected, and management has no reason to believe that any Nominee will be unavailable to serve. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the Nominees named below. The three Nominees receiving the highest number of affirmative votes of the shares represented and voting on this proposal at the Annual Meeting will be elected directors of the Company.

                                                                  Positions
                                                                  & Offices
                                                                  Held with
                                                                     the
 Nominees                                                     Age  Company
 --------                                                     --- ---------
 Herbert I. Finkelman (2)....................................  65  Director
 Jack F. Jenkins-Stark (1)(2)................................  50  Director
 Michael C. Stein (2)........................................  35  Director

--------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

   Herbert I. Finkelman, 65, was appointed to the board in July 2000. Mr. Finkelman is currently a partner in Cliff Ventures, LLC, a privately held venture capital firm. Prior to joining Cliff Ventures, LLC, Mr. Finkelman was CEO of a Snelling & Snelling personnel services franchise from February 1979 to August 1996. Prior to 1979, Mr. Finkelman served as President/CEO of Metaframe Corp., a subsidiary of Mattel, Inc., a leisure products manufacturing company and CFO of Barco, a uniform manufacturing company. Mr. Finkelman holds a B.S. degree in Industrial Engineering from San Jose State University.

   Jack F. Jenkins-Stark, 50, was appointed to the board in July 2000. Mr. Jenkins-Stark is currently Chief Financial Officer of Silicon Energy Corporation, a global leader in web-based enterprise energy management for commercial and industrial customers, energy service providers, and utilities. Mr. Jenkins-Stark also serves on the TC Pipelines L.P. board of directors, audit and compensation committee and is chair of the conflicts committee. Prior to holding these positions, Mr. Jenkins-Stark served as Senior Vice President and Chief Financial Officer of GATX Capital and held senior management positions at Pacific Gas and Electric Corporation, rising to Senior Vice President of PG&E Corporation and President and CEO of PG&E Gas Transmission Company. Mr. Jenkins-Stark holds a B.A. and M.A. degree in Economics from the University of California, Santa Barbara, and a MBA in Finance from the University of California, Berkley.

   Michael C. Stein, 35, was appointed to the board in July 2000. Prior to December 31, 2000, Mr. Stein was the Chief Executive Officer of E-Zone Networks, Inc., the developers of an interactive media network that delivers media-rich programming and e-commerce functionality to target communities of individuals. Prior to joining E-Zone Networks, Inc., Mr. Stein served as Senior Vice President of Sales and Marketing for Stair Master, Brand Manager of Sales and Marketing for Warner Brothers, was the founder, President and CEO of Pro Sport, Director of Marketing for International Corporate Athletic Center, Account Executive for Howard Marlboro Group (a division of Saatchi & Saatchi) and Stockbroker for Financial Network Investment Corporation. Mr. Stein holds a B.S. degree in International Finance and Marketing from the University of Southern California.

 Continuing Director--Term Ending in 2002

   Set forth below is information regarding one continuing Director of the Company, including his age, the period during which he has served as Director, and information furnished by him as to principal occupation and directorships held by him in corporations whose shares are publicly registered.

   Todd J. Kinion, 39, co-founded the Company and has been a director of the Company since the Company's incorporation in 1991. Since August 1996, Mr. Kinion has been a private investor. Mr. Kinion served as Vice President, Recruitment Services of the Company from December 1995 to August 1996. Prior to that time, Mr. Kinion served as Chief Financial Officer and Treasurer of the Company from December 1991 to December 1995. Mr. Kinion also served as Secretary from December 1991 to February 1997. Mr. Kinion holds a B.A. degree in political science from the University of California at Santa Barbara.

 Continuing Directors--Term Ending in 2003

   Brenda C. Rhodes, 48, co-founded the Company and has been a director since the Company's incorporation in 1991. From December 1992 to the present, Ms. Rhodes has served as Chief Executive Officer of the Company. Ms. Rhodes also served as President and Assistant Secretary of the Company from December 1991 to October 1996 and from December 1991 to September 1996, respectively. From August 1981 to June 1987, Ms. Rhodes was general manager of a Snelling & Snelling franchise, a personnel services company.

   Jon H. Rowberry, 54, has been a director of the Company since August 1996. Mr. Rowberry is currently acting as a consultant. Prior to his current work, Mr. Rowberry served as President of Franklin Covey, Inc. ("Franklin Covey"), a provider of time management products and training, until July 1999. Mr. Rowberry was President of Franklin Covey from March 1997 to March 1998, Chief Operating Officer from August 1996 to March 1997 and Chief Financial Officer from August 1995 to August 1996. From 1985 to 1995, Mr. Rowberry was also employed in several executive positions with Adia S.A. and Adia Services, Inc., providers of personnel services. Mr. Rowberry holds a B.S. degree in accounting from Brigham Young University.

 Meetings of the Board of Directors

   During the fiscal year ended December 31, 2000, the Board of Directors held thirteen (13) meetings and acted by written consent on three (3) occasions. No director serving on the Board during 2000 attended fewer than 75% of the aggregate of such meetings of the Board and the Committees of the Board on which he or she served.

   The Company does not have a standing Nominating Committee, but does have an Audit Committee and a Compensation Committee.

   The Audit Committee's function is to review with the Company's independent accountants and manage the annual financial statements and independent accountants' opinion, review the scope and results of the examination of the Company's financial statements by the independent accountants, approve all professional services and related fees performed by the independent accountants, recommend the retention of the independent accountants to the Board, subject to ratification by the stockholders, and periodically review the Company's accounting policies and internal accounting and financial controls. The members of the Audit Committee were Mr. Rowberry (chairman of the standing committee), Mr. Kinion, and Mr. Jenkins-Stark. During the fiscal year ended December 31, 2000, the Audit Committee held four (4) meetings.

   The Compensation Committee's function is to review and approve salary levels and stock option grants. The members of the Compensation Committee are Mr. Finkelman (chairman of standing committee), Mr. Jenkins-Stark, and Mr. Stein. During the fiscal year ended December 31, 2000, the Compensation Committee held nine (9) meetings and acted by written consent on three (3) occasions. For additional information concerning the Compensation Committee, see "EXECUTIVE COMPENSATION AND OTHER MATTERS--Compensation Committee Interlocks and Insider Participation in Compensation Decisions" and "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION."

 Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

                                  MANAGEMENT

Executive Officers

   The executive officers of the Company as of March 30, 2001 are as follows:

                  Name                     Position With the Company        Age
                  ----                     -------------------------        ---
   Brenda C. Rhodes.................  Chief Executive Officer and            48
                                      Chairman of the Board
   Martin A. Kropelnicki............  Vice President, Chief Financial        34
                                      Officer and Secretary
   Rita S. Hazell...................  Senior Vice President, R&D Contract    34
                                      Services
   Craig J. Silverman...............  Senior Vice President, Permanent       40
                                      Placement
   Anthony L. Cefalu................  Vice President of Finance              49

   Brenda C. Rhodes co-founded the Company and has been a director since the Company's incorporation in 1991. From December 1992 to the present, Ms. Rhodes has served as Chief Executive Officer of the Company. Ms. Rhodes also served as President and Assistant Secretary of the Company from December 1991 to October 1996 and from December 1991 to September 1996, respectively. From August 1981 to June 1987, Ms. Rhodes was general manager of a Snelling & Snelling franchise, a personnel services company.

   Martin A. Kropelnicki joined the Company in February 1997 as Vice President, Chief Financial Officer and Secretary. Prior to joining the Company, Mr. Kropelnicki was a Director at Deloitte & Touche Consulting Group-ICS, a consulting firm, from February 1996 to February 1997. From June 1989 to February 1996, Mr. Kropelnicki held various positions, most recently as a Director in the financial organization at Pacific Gas & Electric Company, a natural gas and electric utility. Mr. Kropelnicki holds a B.A. degree and an M.A. degree in business economics from San Jose State University.

   Rita S. Hazell has served as Senior Vice President, R&D Contract Services since April 1996. Prior to assuming her current position, Ms. Hazell served in a variety of positions, including Director, R&D Contract Services and Manager, R&D Contract Services, since joining the Company in September 1993. From November 1987 to September 1993, Ms. Hazell served as a manager for Oxford & Associates, Inc., a technical contract services firm.

   Craig J. Silverman joined the Company in April 1996 as Senior Vice President, Permanent Placement. Prior to joining the Company, Mr. Silverman served as Vice President, Sales at Strategic Mapping, Inc., a software development company, from September 1989 to February 1996.

   Anthony L. Cefalu joined the Company in September 2000 as Vice President of Finance. Prior to joining the Company, Mr. Cefalu served as Vice President, Customer Support Division for Global Customer Service at Silicon Graphics, Inc. Prior to this position, Mr. Cefalu held the following positions at Silicon Graphics, Inc.: Senior Director of Business Operations for Global Customer Service, Program Director for Next Generations Systems, Director of Finance and Group Controller for Visual Systems, and Director of Finance and Controller for Advance Systems. Prior to joining Silicon Graphics, Inc. Mr. Cefalu held management and controller positions at IBM Corporation. Mr. Cefalu holds a B.S. degree in Mathematics from Santa Clara University.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information, as of March 30, 2001 except where noted, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) each person named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

   Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                        Number of Percentage
Name and Address of Beneficial Owners (1)                Shares    of Class
-----------------------------------------               --------- ----------
Brenda C. Rhodes (2)...................................   950,225     7.2%
  Chief Executive Officer and Chairman of the Board
  185 Berry Street, Suite 4600
  San Francisco, CA 94107

Todd J. Kinion (3).....................................   572,986     4.3%
  Director
  185 Berry Street, Suite 4600
  San Francisco, CA 94107

Rita S. Hazell (4).....................................   101,247       *

Martin A. Kropelnicki (4)..............................    90,583       *
  Vice President, Chief Financial Officer and Secretary
  185 Berry Street, Suite 4600
  San Francisco, CA 94107

Craig J. Silverman (4).................................    83,915       *

Jon H. Rowberry........................................     5,000       *
  Director
  185 Berry Street, Suite 4600
  San Francisco, CA 94107

Executive officers and directors as a group (10
 persons) (5).......................................... 1,803,956    13.7%

A I M Management Group Inc. (6)........................ 1,444,420    10.9%
  11 Greenway Plaza, Suite 100
  Houston, TX 77046

Delaware Management Holding (7)........................   818,580     6.2%
  2005 Market Street
  Philadelphia, PA 19103

Delaware Management Business Trust (7).................   781,100     5.9%
  2005 Market Street
  Philadelphia, PA 19103

--------
 *  Less than 1%
(1) Percentage of beneficial ownership is calculated assuming 13,198,501 shares of Common Stock were outstanding on March 30, 2001. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership within 60 days of March 30, 2001 including but not limited to the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Except as indicated in the footnotes to this table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.
(2) Includes 4,600 shares held by Ms. Rhodes' and her spouse's children.
(3) Includes 108,500 shares held by Mr. Kinion's children.
(4) Represents shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 30, 2001.
(5) Includes 340,410 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 30, 2001.
(6) This information is derived from A I M Management Group Inc. Schedule 13G, filed with the Securities and Exchange Commission on January 10, 2001.
(7) This information is derived from Delaware Management Holding's Schedule 13G, filed with the Securities and Exchange Commission on February 7, 2001.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

   The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as of December 31, 2000 whose total salary and bonus for the fiscal year ended December 31, 2000 exceeded $100,000, in all cases for services rendered in all capacities to the Company during the fiscal years ended 2000, 1999, and 1998:

                          SUMMARY COMPENSATION TABLE

                                                                     Long Term
                                                                    Compensation
                                     Annual Compensation               Awards
                             -------------------------------------- ------------
                                                       Other Annual  Securities
                                      Salary   Bonus   Compensation  Underlying
Name and Principal Position  Year     ($)(2)    ($)     ($)(1)(4)   Options (#)
---------------------------  ----    -------- -------- ------------ ------------
Brenda C. Rhodes............ 2000    $356,956 $330,000     --         200,000
  Chief Executive Officer    1999     259,992  270,000     --         100,000
   and Chairman of the Board 1998     259,992  210,000     --             --

Martin A. Kropelnicki....... 2000     207,368  175,000     --         100,000
  Vice President, Chief
   Financial Officer and     1999     166,989  120,000     --          25,000
   Secretary                 1998     156,573   52,000     --             --

Rita S. Hazell.............. 2000     233,649  185,000     --         100,000
  Senior Vice President, R&D 1999     135,000  149,472     --          50,000
   Contract Services         1998     125,000  119,411     --          15,000

Craig J. Silverman.......... 2000     180,055  260,000     --         100,000
  Senior Vice President,     1999     125,000  187,843     --          50,000
   Permanent Placement       1998     125,000   84,000     --          15,000

Anthony L. Cefalu .......... 2000(3)   48,467   20,500     --          40,000
  Vice President of Finance

--------
(1) Unless noted, the aggregate amount of all other compensation in the form of perquisites and other personal benefits does not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus for each officer.
(2) Salary includes amounts deferred under the Company's 401(k) Plan.
(3) Mr. Cefalu joined the Company as Vice President of Finance in September
    2000.
(4) During fiscal 2000, the Company adopted the Hall, Kinion & Associates, Inc. e2-hkequityedge Cash Equity Plan. Under the plan, the Company offers cash bonuses to executives and other employees. The cash bonuses are tied to the proceeds from the exercise of warrants and sale of the underlying stock offered by customers to Hall Kinion as additional fees for services rendered. The awards to executives under the program will only occur if the executive is employed with Hall Kinion at the time of the stock sale and will vary depending on the number of participants sharing in the bonus pool at the time of the stock sale.

   The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended December 31, 2000 to the persons named in the Summary Compensation
Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       Individual Grants
                         ----------------------------------------------
                                                                        Potential Realizable
                         Number of                                        Value at Assumed
                         Securities      % of                           Annual Rates of Stock
                         Underlying Total Options                        Price Appreciation
                          Options     Granted to    Exercise             for Option Term (3)
                          Granted    Employees in    Price   Expiration ---------------------
Name                       (#)(1)   Fiscal Year (2)  ($/Sh)     Date      5% ($)    10% ($)
----                     ---------- --------------  -------- ---------- ---------- ----------
Brenda C. Rhodes........ 200,000(4)      10.9%      $23.984    4/26/10  $3,016,732 $7,644,991
Martin A. Kropelnicki... 100,000(4)       5.5        23.984    4/26/10   1,508,366  3,822,496
Rita S. Hazell.......... 100,000(4)       5.5        23.984    4/26/10   1,508,366  3,822,496
Craig J. Silverman...... 100,000(4)       5.5        23.984    4/26/10   1,508,366  3,822,496
Anthony L. Cefalu.......  40,000(5)       2.2        16.250   10/19/10     408,782  1,035,933

--------
(1) All options were granted at an exercise price not less than fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to exercise the option and pay any withholding taxes incurred upon exercise.
(2) A total of 1,827,977 options were granted during the fiscal year ended December 31, 2000.
(3) The potential realizable values are calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option. These amounts represent hypothetical gains assuming rates of appreciation specified by the Securities and Exchange Commission, and do not represent the Company's estimated or projection of future Common Stock prices. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company, overall market conditions and the optionees' continued employment through the vesting period. The amounts reflected in this table may not be achieved.
(4) The optionees become vested in 25% of the option shares upon the completion of one year of service and the balance of the option shares in equal monthly installments over the next 36 months of service.
(5) The optionees become vested in 20% of the option shares upon the completion of one year of service and the balance of the option shares in equal monthly installments over the next 48 months of service.

   The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock during the fiscal year ended December 31, 2000, and unexercised options held as of December 31, 2000, by the persons named in the Summary Compensation Table:

                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                            Number of Securities       Value of Unexercised
                                                           Underlying Unexercised      In-the-Money Options
                                                           Options at 12/31/00 (#)      at 12/31/00 ($) (1)
                         Shares Acquired      Value       -------------------------- -------------------------
Name                     on Exercise (#) Realized ($) (2) Exercisable  Unexercisable Exercisable Unexercisable
----                     --------------- ---------------- -----------  ------------- ----------- -------------
Brenda C. Rhodes........         --               --        28,333(3)     271,667     $356,996     $903,004
Martin A. Kropelnicki...     124,000        1,654,623       62,979(4)     113,021      664,181      170,087
Rita S. Hazell..........      26,500          755,294       54,458(5)     148,042      458,200      441,603
Craig J. Silverman......      28,000          799,482       40,791(6)     141,709      453,136      474,320
Anthony L. Cefalu.......         --               --           --          40,000          --       167,500

--------
(1) Based on the closing price of $20.4375 on the last trading day prior to Sunday, December 31, 2000, less exercise price.
(2) Market price on date of exercise, less exercise price.
(3) Options to purchase 28,333 shares are immediately exercisable, subject to certain repurchase rights of the Company. An additional 1,666 will vest in January 2001; the remainder will vest at the rate of 1,666 per month.
(4) Options to purchase 62,979 shares are immediately exercisable, subject to certain repurchase rights of the Company. Of these, 22,145 were vested at December 31, 2000; the remainder will vest at the rate of 3,438 per month.
(5) Options to purchase 54,458 shares are immediately exercisable, subject to certain repurchase rights of the Company. Of these, 28,458 were vested at December 31, 2000; the remainder will vest at the rate of 1,292 per month.
(6) Options to purchase 40,791 shares are immediately exercisable, subject to certain repurchase rights of the Company. Of these, 28,458 were vested at December 31, 2000; the remainder will vest at the rate of 1,291 per month.

Employment and Change in Control Arrangements

   Effective in January 2001, the Company entered into a new employment agreement with Brenda Rhodes. The agreement provides for an initial term ending on the earlier of the second anniversary of the agreement or when a new chief executive officer is appointed and a subsequent term for up to three years during which Ms. Rhodes will serve as Chairman of the Board until she becomes Chairman Emeritus. During the initial term, Ms. Rhodes is entitled to a base salary of $350,000 and a bonus of up to 75% of her base salary. Ms. Rhodes will be eligible to receive stock options and additional bonuses at the discretion of the Board of Directors. When she becomes Chairman of the Board, she will continue to be entitled to receive her base salary, but no bonus, and when she becomes Chairman Emeritus she will receive no base salary or bonus. The agreement provides for the payment to Ms. Rhodes of certain incidental benefits she is presently receiving. Medical, life and similar insurance benefits will continue for Ms. Rhodes' lifetime, provided that she does not engage in certain competitive activities.

   If Ms. Rhodes' employment is terminated other than for cause or death or she is constructively discharged, including in connection with a change of control, she will be entitled to receive a payment equal to three times her base salary and bonus paid for the immediately preceding year, any previously unvested stock options will become immediately vested, and any remaining outstanding principal and interest on Ms. Rhodes' $2.0 million promissory note owed to the Company will be forgiven. If Ms. Rhodes' employment is terminated by her death, she is entitled to receive her base salary through the date of her death and a pro-rated bonus for the year of her death and any unvested stock options will become fully vested. Upon Ms. Rhodes becoming Chairman Emeritus she will receive a payment equal to three times her base salary and bonus paid for the immediately preceding year. In connection with the agreement, the $2.0 million promissory note which is presently due in January 2002 was amended to extend the term to January 2005 and to provide for the forgiveness of 20% of the principal plus interest over a five-year period commencing January 1, 2001. Under the agreement, in the event of a change of control, the Company will pay any additional taxes that are attributable to payments to Ms. Rhodes. Specifically, to the extent that any payments to Ms. Rhodes result in any excise or similar taxes imposed on any "parachute payments" as such term is defined in the Internal Revenue Code, the Company has agreed to pay an additional lump-sum cash payment (the "Gross-Up Payment") to Ms. Rhodes in an amount such that, after payment of all federal and state taxes on the Gross-Up Payment, she will have sufficient funds to pay the tax obligations arising from the original payment received by her. In addition, for a two-year period after she becomes Chairman Emeritus, Ms. Rhodes will have the right to purchase the Company's facility in Park City Utah, for a sum equal to the lower of its then current fair market value or 120% of its present fair market value.

   The Company has employment agreements with other executives which generally provide for salary continuation of twelve months in case of termination other than for cause or disability, acceleration of options vesting on change of control and certain other provisions.

   The terms of the Company's 1997 Stock Option Plan (the "1997 Plan") provide that in the event the Company is acquired by merger, consolidation or asset sale, each option outstanding at the time under the 1997 Plan will terminate to the extent not assumed by the acquiring entity. In addition, the plan administrator generally has the discretion to accelerate the vesting of options.

Compensation of Directors

   Under the automatic option grant program of the Company's 1997 Stock Option Plan, each individual who first joins the Board of Directors of the Company as a non-employee director as of June 22, 2000, will receive at that time, an automatic option grant for 50,000 shares of Common Stock. The optionee will vest in the automatic option grant in a series of four annual installments over the optionee's period of Board service, beginning one year from the grant date. Each option will have an exercise price equal to the fair market value of the Common Stock on the automatic option grant date and a maximum term of ten years, subject to earlier termination following the optionee's cessation of Board service. In addition, outside directors receive an annual retainer of $25,000; $1,000 for each meeting attended in person; and, an additional $15,000 for a chairman of a standing committee.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

   Mr. Finkelman, Mr. Jenkins-Stark, and Mr. Stein served as members of the Board of Directors' Compensation Committee during 2000. None of these Directors were an officer or employee of the Company at any time during 2000 or at any other time. No executive officer of the Company served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

   In August 1996, the Company granted to Rita S. Hazell, Senior Vice President, R&D Contract Services, a loan in the principal amount of $100,000 plus interest at 6.74%. Such loan is secured by a deed of trust in favor of the Company on the real property purchased partially with such borrowed funds. In August 2000, the remaining principal in the amount of $25,000 and interest in the amount of $1,685 were forgiven.

   In September 1998, the Company granted to Craig J. Silverman, Vice President, Permanent Placement, a loan in the principal amount of $100,000 plus interest at 6.74%. Such loan is secured by 17,000 shares of Common Stock and any additional shares of Common Stock that Mr. Silverman purchases pursuant to option exercises. The outstanding balance on the loan as of March 30, 2001 is $50,000. The principal amount of the loan and any accrued interest thereon will be forgiven by the Company ratably over four years on each anniversary of the date of the loan, so long as Mr. Silverman remains employed by the Company. In August 2000, principal in the amount of $25,000 and interest in the amount of $5,055 were forgiven.

   In January 1999, the Company granted to Brenda C. Rhodes, Chief Executive Officer, a loan in the principal amount of $2,000,000 plus interest at the rate of the Company's cost of borrowing plus 1/8% per annum, compounded monthly. The loan is secured by shares of Common Stock of the Company having a value of at least 115% of the outstanding principal balance of the loan. The outstanding principal balance of the loan as of March 30, 2001 is $2,000,000. The loan was originally due in January 2002. In connection with Ms. Rhodes' new employment agreement, the loan plus interest will be forgiven in equal installments over a five-year period commencing January 1, 2001.

   In March 2001, the Company granted to Rita S. Hazell, Senior Vice President, R&D Contract Services, a loan in the principal amount of $250,000 plus interest at 6.74%. Such loan is secured by a second deed of trust in favor of the Company on the real property purchased partially with such borrowed funds.

   During 2001 the Company has enter into a sponsorship agreement with BayPac Racing, Inc. BayPac Racing, Inc. owns three racing automobiles and is owned by Ms. Rhodes' husband. To date, Hall Kinion has paid BayPac Racing, Inc. approximately a total of $116,000.

   In October 1996, the Company entered into a settlement agreement and general release with Todd J. Kinion, a former officer and a current director of the Company, which obligated the Company to make monthly payments of $9,033 to him until the earlier of February 29, 1998 or the occurrence of certain events. A lump sum payment of $11,239, representing full payment of all unpaid bonus obligations and business expense reimbursements was made to Mr. Kinion in connection with the settlement agreement.

   The Company has entered into indemnification agreements with each of its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' liability insurance if available on reasonable terms. The Company maintains an insurance policy covering officers and directors under which the insurer has agreed to pay the amount of any claim made against the officers or directors of the Company for wrongful acts that such officers or directors may otherwise be required to pay or for which the Company is required to indemnify such officers and directors, subject to certain exclusions.

   See "Employment and Change in Control Arrangements" for descriptions of agreements regarding the employment of executive officers.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors was comprised of three members during 2000, Messrs. Finkelman, Jenkins-Stark, and Stein. None of these were an officer or employee of the Company at any time during 2000 or at any other time. The Compensation Committee is responsible for setting and administering policies governing compensation of the Company's executive officers, including the Company's 1997 Stock Option Plan. In addition, the Compensation Committee reviews compensation levels of other management level employees, evaluates the performance of management and reviews other compensation-related issues.

Compensation Philosophy

   The Company applies a consistent compensation philosophy for all of its employees, including its executive officers. The Company's compensation policy is designed to enable the Company to attract, retain and reward executive officers who are likely to contribute to the long-term success of the Company. The Compensation Committee also believes that a strong correlation should exist between executive compensation, business objectives and overall Company performance.

   In preparing the performance graph for this Proxy Statement, the Company has selected the Standard & Poor's 500 Index ("S&P 500 Index"). The companies that the Company uses for comparison of salary and compensation information are not necessarily those included in the S&P 500 Index, because they were determined not to be competitive with the Company for executive talent or because compensation information was not available.

Components of Compensation

   There are three components of the Company's executive compensation program that support the goal of aligning compensation with the value created for the Company's stockholders while providing incentives to further the Company's strategic objectives.

 Salary

   The Compensation Committee strives to offer salaries to its executive officers that are competitive with salaries offered by companies of similar size and capitalization in a similar industry. Base salaries are reviewed on an annual basis and are subject to adjustment based upon the individual's contribution to the Company and changes in salary levels offered by comparable companies. In determining executive officers' salaries, the Compensation Committee considers information provided by the Company's Chief Executive Officer with respect to individual officer responsibilities and performance, as well as salary surveys and similar data available from independent sources.

 Bonuses

   For fiscal 2000, annual incentive bonuses for the Chief Executive Officer and the other officers named in the Summary Compensation Table were based upon the following three components: (i) the Company's targeted net income, (ii) earnings per share estimates for fiscal 2000 and (iii) individual performance. The Compensation Committee reviews performance goals and, based on the components described above, each executive officer's employment arrangement sets forth certain target thresholds. These target thresholds are set on an annual basis. The actual performances of the Company and the executive officer are evaluated to determine the percentage used to calculate the bonus at the end of the year, with the size of the bonus varying between 0% and 100% of the target award. Target awards for each executive officer in fiscal 2000 were set in relation to such officer's base salary.

 Equity Incentives

   The Compensation Committee believes that employee equity ownership is highly motivating, provides a major incentive to employees in building stockholder value and serves to align the interests of employees with the interests of the Company's stockholders. In determining the amount of equity compensation to be awarded to executive officers in any fiscal year, the Compensation Committee considers the position of the officer, the current stock ownership of the officer, the number of shares that continue to be subject to vesting under outstanding options and the expected future contribution of the officer to the Company's performance, giving primary weight to the officer's position and his expected future contributions. In addition, the Compensation Committee compares the stock ownership and options held by each officer with the other officers' equity positions and the officer's experience and value to the Company.

   Option grants during 2000 are described under the heading "EXECUTIVE COMPENSATION AND OTHER MATTERS" in the table entitled "Option Grants in Last Fiscal Year."

 CEO Compensation

   The annual base salary for Ms. Rhodes, the Company's Chief Executive Officer, was established in March 1998 pursuant to an employment agreement with the Company. Ms. Rhodes' base salary is intended to be competitive with that paid to executives at comparable companies in the same industry and to reflect her personal performance for the Company. The factors that the Compensation Committee considered in setting her annual base salary were (i) corporate performance, (ii) earnings per share and net income and (iii) individual performance. In addition, the Compensation Committee believes that an important portion of her compensation should be based on Company performance.

   The Company recently entered into a new employment agreement with Ms. Rhodes. Her base salary and bonus remained the same as her base salary and bonus arrangements under her prior employment agreement. The terms of the new agreement were negotiated with Ms. Rhodes based primarily upon a review by the Committee of compensation arrangements for chief executive officers and founders of comparable companies, recommendations of an independent consultant engaged for purposes of reviewing the reasonableness of the terms of the agreement and an assessment of Ms. Rhodes past, present and expected future contributions to the Company.

Deductibility of Executive Compensation

   The Company has considered Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related regulations that restrict the deductibility for federal income tax purposes of compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 for any of such officer in any year, other than compensation that qualifies for an exception under the Code or regulations. The Compensation Committee does not believe that other components of the Company's compensation will be likely to exceed $1,000,000 annually for any executive officer in the foreseeable future and, therefore, concluded that no further action with respect to qualifying such compensation for federal income tax deductibility was necessary at this time. In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for such deductibility. The Compensation Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

                                          COMPENSATION COMMITTEE

                                          Herbert I. Finkelman
                                          Jack F. Jenkins-Stark
                                          Michael C. Stein

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee reviews Hall Kinion's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Hall Kinion's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

   In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committee) and discussed with them their independence from Hall Kinion and its management. The Audit Committee has also considered whether the independent auditors provision of other non-audit services to the Company is compatible with the auditor's independence.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Jon H. Rowberry
                                          Todd J. Kinion
                                          Jack F. Jenkins-Stark

                       COMPARISON OF STOCKHOLDER RETURN

   Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of a peer group comprised of comparable companies in the same industry traded on the Nasdaq Stock Market ("Peer Group Index") and the Standard & Poor's 500 Stock Index ("S&P 500 Index") for the period commencing on August 5, 1997/1/ and ending on December 31, 2000. With respect to companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization. The Companies included in the Peer Group Index in addition to the Company were as follows:
Adecco S A c/o AdeccoServices, Inc., Alternative Resources Corp., Analysts International Corporation, ASI Solutions Incorporated, Butler International, Inc., Cotelligent Group Inc., EmployeeSolutions, Inc., Kelly Services, Inc., Kforce.com Inc., Manpower Inc. Wis, Metro Information Services, Inc., Modis Professional MPS, OnAssignment, Inc., RemedyTemp,Inc., Renaissance Worldwide Inc., Robert Half Intl Inc., Team America Corporation, Volt Info Sciences Inc., and Western Staff Services, Inc. Stockholder returns over the indicated period are based on historical data and the Company cautions that the stock price performance shown in the graph is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock.

Comparison of Cumulative Total Return From August 5, 1997 through December 31,
                                   2000/2/:
      Hall, Kinion & Associates, Inc., Peer Group Index and S&P 500 Index

                                    [GRAPH]

                                                   Dec.    Dec.   Dec.    Dec.
                                                    28,    27,     26,     31,
                                                   1997    1998   1999    2000
                                                  ------- ------ ------- -------
Hall Kinion...................................... $145.83 $46.67 $143.33 $134.16
Peer Group Index.................................   88.88  90.87  107.12   95.26
S&P 500 Index....................................  102.43 131.70  159.42  144.90

--------
/1/The Company's initial public offering occurred on August 8, 1997. For purposes of this presentation, the Company has assumed that its initial offering price of $15.00 would have been the closing sales price on the day prior to commencement of trading.
/2/Assumes that $100.00 was invested on August 5, 1997 in the Company's Common
  Stock at the Company's initial offering price of $15.00 and at the closing sales price for each index on that date and that all cash dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and the Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     Fees paid to Independent Auditors during 2000
     1. Audit Fees.................................................... $237,545
     2. Other Fees.................................................... $441,383

    PROPOSAL NO. 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors of the Company has selected Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending December 30, 2001. Deloitte & Touche LLP has acted in such capacity since its appointment during the fiscal year ended December 1992. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Vote Required and Board of Directors' Recommendation

   The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 30, 2001.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for the 2000 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2000 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                            AT NEXT ANNUAL MEETING

   Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 185 Berry Street, Suite 4600, San Francisco, California 94107, not later than December 15, 2001, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

   At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Martin A. Kropelnicki
                                          Secretary

San Francisco, California
April 12, 2001


 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE ANNUAL MEETING.

 THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                  APPENDIX A

                            AUDIT COMMITTEE CHARTER

MEMBERSHIP

   The audit committee shall be comprised of at least two (2) or more outside members of the Board of Directors of Hall, Kinion & Associates, Inc. elected for a one year term. A chairman shall be designated by the Board.

FUNCTIONS
   Recommended independent auditors to the Board of Directors.

   Review the intended scope of the annual audit and the audit methods and principles being applied by the independent auditors and the fees charged by the independent auditors.

   Review Hall Kinion's significant accounting principles, policies and practices.

   Review Hall Kinion's reporting polices and practices.

   Review adequacy of management information systems, internal accounting and financial controls.

   Review the annual financial statements before their submission to the Board of Directors for approval.

   Review with both management and the independent auditors procedures and their execution established to:

    1. Prevent and uncover unlawful political contributions, bribes, unexplained and unaccounted for payments to intermediaries (foreign or American).

    2. Ascertain whether there are any unaccounted or off-book transactions.

    3. Identify payments in violation of applicable laws and standards of business, which are intended to influence employees of potential customers to purchase their products (commercial bribes, kickbacks, etc.).

   Approve the performance of professional services provided by the independent auditors, including audit and nonaudit services, before such services are rendered, and consider the possible effect on the performance of such services on the independence of the auditors.

   Review annually internal and external audits of employee benefit plans of Hall Kinion (including subsidiaries).

   Review annually with the independent auditors their audit of Hall Kinion pension plans to determine that there are proper company procedures to insure compliance with all relevant laws and regulations.

   Review annually adequacy of Hall Kinion's insurance.

   Review annually adequacy of protection of technology, including:

    .  physical security

    .  patent and trademark program

    .  proprietary information

   Review annually polices, and compliance with polices, relating to legal matters, conflict of interest, ect.

MINUTES

   Minutes will be kept of each meeting of the Audit Committee and will be provided to each member of the Board. Any action of the Audit Committee shall be subject to revision, modification, rescission, or alteration by the Board of Directors, provided that no rights of third parties shall be affected by any such revision, modification, rescission or alteration.

                        HALL, KINION & ASSOCIATES, INC.

                  Annual Meeting of Stockholders, May 10, 2001

         This Proxy is Solicited on Behalf of the Board of Directors of
                        Hall, Kinion & Associates, Inc.

   The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on May 10, 2001 and the Proxy Statement and appoints Martin A. Kropelnicki, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Hall, Kinion & Associates, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders to be held at the Fairmont Hotel, 950 Mason Street, San Francisco, California on May 10, 2001, at 10:00 a.m. local time and at any adjournment or postponement thereof (the "Annual Meeting"), with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                               SEE REVERSE SIDE



[X] Please mark votes as in this example.

The Board of Directors recommends a vote FOR each of the nominees listed below and a vote FOR the other proposals. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR the election of the nominees listed below and FOR the other proposals if no specification is made.

  1. To elect the following directors to serve for a term ending upon the 2004 Annual Meeting of Stockholders or until their successors are elected and qualified:

  Nominees: Herbert I. Finkelman, Jack F. Jenkins-Stark, and Michael C. Stein

                 [_] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES.
                                                [_] __________________________
  [_] FOR ALL NOMINEES                           For all nominees, except for
                                                 any nominee(s) whose name is
                                                 written in the space provided
                                                 above.

  2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

                     [_] FOR    [_] AGAINST     [_] ABSTAIN

  3. To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

                                             Please sign your name.

                                             Signature:                Date:

                                             Signature:                Date:

                                             NOTE: Signature(s) should agree
                                             with name(s) on Hall, Kinion &
                                             Associates, Inc. stock
                                             certificate(s). Executors,
                                             administrators, trustees and
                                             other fiduciaries, and persons
                                             signing on behalf of
                                             corporations, partnerships or
                                             other entities should so indicate
                                             when signing. All joint owners
                                             must sign.